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                                                                     EXHIBIT 1.2

                                17,566,250 Shares
                  (subject to increase up to 20,201,188 shares
                      in the event of an oversubscription)

                               KNBT BANCORP, INC.
                          (a Pennsylvania corporation)

                                  Common Stock
                           (par value $.01 per share)

                                AGENCY AGREEMENT

                                August ___, 2003

SANDLER O'NEILL & PARTNERS, L.P.
919 Third Avenue, 6th Floor
New York, New York 10022

Ladies and Gentlemen:

      KNBT Bancorp, Inc., a Pennsylvania corporation (the "Company"), and Keystone Savings Bank, a Pennsylvania chartered mutual savings bank (the "Bank"), hereby confirm their agreement with Sandler O'Neill & Partners, L.P. ("Sandler O'Neill" or the "Agent") with respect to the offer and sale by the Company of 17,566,250 shares (subject to increase up to 20,201,188 shares in the event of an oversubscription) of the Company's Common Stock, par value $.01 per share (the "Common Stock"). The shares of Common Stock to be sold by the Company are hereinafter called the "Securities." In addition, as described herein, the Company expects to contribute shares of Common Stock in an amount equal to 8% of the shares of Common Stock sold in the Offerings (as hereinafter defined) to the Keystone Nazareth Charitable Foundation (the "Foundation"), such shares hereinafter being referred to as the "Foundation Shares".

      The Securities are being offered for sale and the Foundation Shares are being contributed in accordance with the plan of conversion (the "Plan") adopted by the Board of Directors of the Bank pursuant to which the Bank intends to convert from a Pennsylvania chartered mutual savings bank to a Pennsylvania chartered stock savings bank and issue all of its stock to the Company. Pursuant to the Plan, the Company is offering to the Bank's tax qualified employee benefit plans, including the Employee Stock Ownership Plan (the "ESOP") (collectively, the "Employee Plans") and to certain of the Bank's depositors rights to subscribe for the Securities in a subscription offering (the "Subscription Offering"). To the extent Securities are not subscribed for in the Subscription Offering, such Securities may be offered to certain members of the general public, with preference given to natural persons residing in the counties in Pennsylvania in which the Bank has branch offices, in a direct community offering (the "Community Offering" and together with the

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Subscription Offering, as each may be extended or reopened from time to time, the "Subscription and Community Offering") to be commenced concurrently with, during or promptly after the Subscription Offering. It is currently anticipated by the Bank and the Company that any Securities not subscribed for in the Subscription and Community Offering will be offered, subject to Section 2 hereof, in a syndicated community offering (the "Syndicated Community Offering"). The Subscription and Community Offering and the Syndicated Community Offering are hereinafter referred to collectively as the "Offerings," and the conversion of the Bank from mutual to stock form, the acquisition of the capital stock of the Bank by the Company and the Offerings are hereinafter referred to collectively as the "Conversion." It is acknowledged that the price of the Securities may be decreased and the number of Securities to be sold in the Conversion may be increased or decreased as described in the Prospectus (as hereinafter defined). If the number of Securities is increased or decreased in accordance with the Plan, the term "Securities" shall mean such greater or lesser number, where applicable. In the event that a holding company form of organization is not utilized, all pertinent terms of this Agreement will apply to the conversion of the Bank from the mutual to stock form of organization and the sale of the Bank's common stock.

      In connection with the Conversion and pursuant to the terms of the Plan as described in the Prospectus, the Company has established the Foundation. Immediately following the consummation of the Conversion, subject to the approval of the establishment of the Foundation by the depositors of the Bank and compliance with certain conditions as may be imposed by regulatory authorities, the Company will contribute newly issued shares of Common Stock in an amount equal to 8% of the Securities sold in the Offering, or between 1,038,700 and 1,405,300 shares of Common Stock (or 1,616,100 shares if up to 20,201,188 shares are sold in the Conversion).

      Immediately following the completion of the Conversion, the Company will acquire First Colonial Group, Inc. ("First Colonial") in a merger transaction (the "Merger") pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of March 5, 2003. First Colonial is the holding company of Nazareth National Bank and Trust Company ("Nazareth"). The Merger will be accomplished in accordance with the laws of the United States and the laws of the Commonwealth of Pennsylvania and applicable regulations of the Federal Deposit Insurance Corporation (the "FDIC"), the Commonwealth of Pennsylvania Department of Banking ("Department of Banking"), the Office of the Comptroller of the Currency (the "OCC") and the Board of Governors of the Federal Reserve System (the "FRB"), which laws and regulations are collectively referred to as the "Merger Regulations," and together with the Conversion Regulations, the "Reorganization Regulations." Sandler O'Neill is serving as financial advisor to the Company and the Bank in connection with the Merger. Pursuant to the terms of the Merger Agreement, upon consummation of the Merger, each outstanding share of common stock of First Colonial ("First Colonial Common Stock") will be converted into the right to receive 3.7 shares (the "Exchange Ratio") of Company Common Stock (the "Merger Shares") and each outstanding option to purchase First Colonial Common Stock will be converted into the right to acquire a number of shares of Company Common Stock equal to the number of shares of First Colonial Common Stock subject to such option multiplied by the Exchange Ratio. The Conversion and the Merger are separate, distinct transactions. The Merger will not occur without the Conversion; however, the Conversion

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will proceed whether or not the Merger occurs. The Conversion and the Merger are collectively referred to herein as the "Reorganization." The Reorganization will not be consummated until all conditions to the consummation of both the Conversion and the Merger have been satisfied or waived. In the event the Merger is terminated, the Conversion will not be consummated until all conditions to the consummation of the Conversion have been satisfied or waived.

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-105899), including a related prospectus, for the registration of the Securities, the Foundation Shares and the Merger Shares under the Securities Act of 1933, as amended (the "Securities Act"), has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectuses constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to the rules and regulations of the Commission under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act or otherwise (the "Securities Act Regulations")), are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be used by the Company in connection with the Subscription and Community Offering or the Syndicated Community Offering which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

      Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus of the Company to be used in the Subscription and Community Offering. Such Prospectus contains information with respect to the Bank, the Company, the Common Stock and the Merger.

      SECTION 1. REPRESENTATIONS AND WARRANTIES.

      (a) The Company and the Bank jointly and severally represent and warrant to the Agent as of the date hereof as follows:

            (i) The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company and the Bank, threatened by the Commission. At the time the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act

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            and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the date hereof does not and at the Closing Time referred to in Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement or Prospectus (the "Agent Information," which the Company and the Bank acknowledge appears only in the last sentence of the second paragraph of the section entitled "Market for KNBT Common Stock" and the second paragraph of the section "The Conversion- Marketing Arrangements" of the Prospectus).

            (ii) The Company has filed with the Federal Reserve Board (the "FRB") the Company's application for approval of its acquisition of the Bank (the "Holding Company Application") on Form FR Y-1 promulgated under the bank holding company provisions of the Bank Holding Company Act of 1956, as amended (the "BHCA") and the regulations promulgated thereunder. The Company has received written notice from the FRB of its approval of the acquisition of the Bank, such approval remains in full force and effect and no order has been issued by the FRB suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the FRB. At the date of such approval and at the Closing Time referred to in Section 2, the Holding Company Application complied and will comply in all material respects with the applicable provisions of BHCA and the regulations promulgated thereunder.

            (iii) The Company has filed with the Department of Banking the Company's application for approval of its acquisition of the Bank (the "PA Holding Company Application") on the appropriate form promulgated under the bank holding company provisions of the banking law of the Commonwealth of Pennsylvania, as amended (the "PA Banking Law") and the regulations promulgated thereunder. The Company has received written notice from the Department of Banking of its approval of the acquisition of the Bank, such approval remains in full force and effect and no order has been issued by the Department of Banking suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the Department of Banking. At the date of such approval and at the Closing Time referred to in Section 2, the PA Holding Company Application complied and will comply in all material respects with the applicable provisions of PA Banking Law and the regulations promulgated thereunder.

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            (iv)      Pursuant to the rules and regulations of the Department of
            Banking governing the conversion of Pennsylvania- chartered mutual savings banks to stock form (the "Conversion Regulations"), the Bank has filed with the Department of Banking an application for conversion on the appropriate form, and has filed such amendments thereto and supplementary materials as may have been required to the date hereof (such application, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred to as the "Conversion Application"), including copies of the Bank's Proxy Statement, dated ______________, 2003, relating to the Conversion (the "Proxy Statement"), and the Prospectus and the Conversion Application is truthful and accurate in all material respects. The Department of Banking, by letter dated __________, 2003, has approved the Conversion Application, including the Proxy Statement and Prospectus, such approval remains in full force and effect and no order has been issued by the Department of Banking suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the Department of Banking. At the date of such approval and at the Closing Time referred to in Section 2, the Conversion Application complied and will comply in all material respects with the applicable provisions of the Conversion Regulations.

            (v) Pursuant to the rules and regulations of the FDIC governing the conversion of state- chartered mutual savings banks to stock form (the "FDIC Conversion Regulations"), the Bank has filed with the FDIC a notice for conversion on the appropriate form, and has filed such amendments thereto and supplementary materials as may have been required to the date hereof (such notice, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred to as the "FDIC Conversion Notice"), including copies of the Proxy Statement, and the Prospectus and the FDIC Conversion Notice is truthful and accurate in all material respects. The FDIC, by letter dated __________, 2003, granted its conditional non-objection to the FDIC Conversion Notice, including the Proxy Statement and Prospectus, such non-objection remains in full force and effect and no order has been issued by the FDIC suspending or revoking such non-objection and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the FDIC. At the date of such non-objection and at the Closing Time referred to in Section 2, the FDIC Conversion Notice complied and will comply in all material respects with the applicable provisions of the FDIC Conversion Regulations.

            (vi) The Bank has filed with the FDIC the Bank's application for approval of its merger with Nazareth (the "Bank Merger Application") on the form of interagency bank merger application promulgated under the bank merger provisions of the Federal Deposit Insurance Act, as amended (the "FDIA") and the regulations promulgated thereunder. The Bank has received written notice from the FDIC of its

                                        5

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            approval of the merger with Nazareth, such approval remains in full force and effect and no order has been issued by the FDIC suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the FDIC. At the date of such approval and at the Closing Time referred to in Section 2, the Bank Merger Application complied and will comply in all material respects with the applicable provisions of FDIA and the regulations promulgated thereunder.

            (vii) The Bank has filed with the Department of Banking the Bank's application for approval of its merger with Nazareth (the "PA Bank Merger Application") on the appropriate form of application promulgated under the bank merger provisions of the PA Banking Law and the regulations promulgated thereunder. The Bank has received written notice from the Department of Banking of its approval of the merger with Nazareth, such approval remains in full force and effect and no order has been issued by the Department of Banking suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the Department of Banking. At the date of such approval and at the Closing Time referred to in Section 2, the PA Bank Merger Application complied and will comply in all material respects with the applicable provisions of the PA Banking Law and the regulations promulgated thereunder.

            (viii) The Bank and Nazareth have filed with the OCC the Bank's notice of its merger with Nazareth (the "OCC Merger Notice") on the appropriate form of notice promulgated under the bank merger provisions of the National Bank Act and the regulations promulgated thereunder. The Bank has received written notice from the OCC of its non-objection of the merger with Nazareth, such non-objection remains in full force and effect and no order has been issued by the OCC suspending or revoking such non-objection and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the OCC. At the date of such non-objection and at the Closing Time referred to in Section 2, the OCC Merger Notice Application complied and will comply in all material respects with the applicable provisions of the National Bank Act and the regulations promulgated thereunder.

            (ix) At the time of their use, the Proxy Statement and any other proxy solicitation materials will comply in all material respects with the applicable provisions of the Conversion Regulations and the FDIC Conversion Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company and the Bank will promptly file the Prospectus and any supplemental sales literature with the Commission, the FDIC and the Department of Banking. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Time

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            referred to in Section 2, complied and will comply in all material respects with the applicable requirements of the Conversion Regulations and the FDIC Conversion Regulations and, at or prior to the time of their first use, will have received all required authorizations of the FDIC and the Department of Banking for use in final form.

            (x) Neither the SEC, FDIC, FRB nor the Department of Banking has, by order or otherwise, prevented or suspended the use of the Proxy Statement, the Prospectus or any supplemental sales literature authorized by the Company or the Bank for use in connection with the Offerings and no action by or before any such governmental entity to prevent or suspend the use of the Proxy Statement, the Prospectus or any supplemental sales literature is pending, or to the best knowledge of the Company and the Bank, threatened.

            (xi) At the Closing Time referred to in Section 2, the Company and the Bank will have completed the conditions precedent to the Conversion and the establishment of the Foundation in accordance with the Plan, the applicable Conversion Regulations, the applicable FDIC Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company or the Bank by the Department of Banking, the FDIC, or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Conversion.

            (xii) At the Closing Time referred to in Section 2 hereof, the Company, the Bank, First Colonial and Nazareth will have completed the conditions precedent to the Merger in accordance with the Merger Agreement (other than the delivery and exchange of shares), and all applicable law, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Merger imposed upon by the Company or the Bank by the Commission, the Department of Banking, the FDIC, the FRB, the OCC, any state regulatory or Blue Sky authority or any other regulatory authority. At the Closing Time, the Company, the Bank, First Colonial and Nazareth will have completed the conditions precedent to the Merger in accordance with the Merger Agreement (other than the delivery of the exchange shares), and all applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Merger imposed upon the Company, the Bank, First Colonial or Nazareth by the Department of Banking, the FDIC, the FRB, the OCC or any other regulatory authority, other than those which the regulatory authority permits to be completed after the effective time of the Merger (the "Effective Time").

            (xiii) At the time of the approval of the Reorganization Applications by the applicable regulatory authorities (including any amendment or supplement thereto)

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            and at all times subsequent thereto until the Closing Time referred to in Section 2 hereof, the Reorganization Applications complied and will comply in all material respects with the Reorganization Regulations. The Prospectus contained in the Reorganization Applications (including any amendment or supplement thereto), at the time of the approval of the Reorganization Applications by the applicable regulatory authorities and at all times subsequent thereto until the Closing Time and the Effective Time, complied and will comply in all material respects with the Reorganization Regulations.

            (xiv) R.P. Financial, LC. ("RP Financial"), which prepared the valuation of the Bank as part of the Conversion, has advised the Company and the Bank in writing that it satisfies all requirements for an appraiser set forth in the Conversion Regulations and the FDIC Conversion regulations and any interpretations or guidelines issued by the Department of Banking and the FDIC with respect thereto.

            (xv) The accountants who certified the consolidated financial statements and supporting schedules of the Bank included in the Registration Statement have advised the Company and the Bank in writing that they are independent public accountants within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants (the "AICPA"), and such accountants are, with respect to the Company, the Bank and the subsidiaries, independent certified public accountants as required by the Securities Act and the Securities Act Regulations and such accountants are not in violation of the auditors independence requirements of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"). The accountants who certified the consolidated financial statements and supporting schedules of First Colonial and Nazareth included in the Registration Statement have advised First Colonial and Nazareth in writing that they are independent public accountants within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants (the "AICPA"), and such accountants are, with respect to First Colonial, Nazareth and the Subsidiaries (as hereinafter defined), independent certified public accountants as required by the Securities Act and the Securities Act Regulations and such accountants are not in violation of the auditors independence requirements of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act").

            (xvi) The only direct and indirect subsidiaries of the Bank are KLV, Inc. and KLVI, Inc. (the "Subsidiaries"). Except for the Subsidiaries, the Bank does not, directly or indirectly, control any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization. Upon completion of the Conversion and the Merger, the only direct subsidiary of the Company will be the Bank.

            (xvii) The consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the financial position

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            of each of: (i) the Company, the Bank and the Subsidiaries and (ii)
            First Colonial and Nazareth and its subsidiaries at the respective dates indicated and the results of operations, retained earnings, equity and cash flows for the periods specified, and comply as to form in all material respects with the applicable accounting requirements of the Securities Act Regulations and the Conversion Regulations; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis and are consistent with financial statements and other reports filed by the Bank with the Department of Banking and the FDIC, filed by First Colonial with the FRB and filed by Nazareth with the OCC; and the supporting schedules and tables included in the Registration Statement present fairly the information required to be stated therein. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been consistently applied on the basis described therein. The capitalization, liabilities, assets, properties and business of each of the Company and the Bank and First Colonial and Nazareth conform in all material respects to the descriptions contained in the Prospectus and, neither the Company nor the Bank nor First Colonial nor Nazareth has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statement or the Prospectus.

            (xviii)   Since the respective dates as of which information is
            given in the Registration Statement and the Prospectus, except as otherwise stated therein (A) there has been no material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the Bank and the Subsidiaries or First Colonial, Nazareth or their respective subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, consistent with past practice, (B) except for transactions specifically referred to or contemplated in the Prospectus, there have been no transactions entered into by the Company, the Bank or the Subsidiaries, other than those in the ordinary course of business consistent with past practice, which are material with respect to the Company, the Bank and the Subsidiaries, considered as one enterprise, and (C) except for transactions specifically referred to or contemplated in the Prospectus, there have been no transactions entered into by First Colonial, Nazareth or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to First Colonial and its subsidiaries considered as one enterprise.

            (xix) Each of the Company and First Colonial has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus

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            and to enter into and perform its obligations under this Agreement;
            and each of the Company and First Colonial is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify in any other jurisdiction would not have a material adverse effect on the financial condition, results of operations or business affairs or prospects of the Company, the Bank and the Subsidiaries, considered as one enterprise on the one hand or the financial condition, results of operations or business affairs of First Colonial, Nazareth and its subsidiaries considered as one enterprise on the other hand.

            (xx) Upon consummation of the Conversion and the Merger and the contribution of the Foundation Shares as described in the Prospectus, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus; no shares of Common Stock or other capital stock of the Company have been or will be issued and outstanding prior to the Closing Time referred to in Section 2; at the time of Conversion, the Securities will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and stated on the cover page of the Prospectus, will be duly and validly issued and fully paid and non-assessable; at the time of Merger, the Merger Shares will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Merger Agreement against payment of the consideration calculated as set forth in the Merger Agreement, will be duly and validly issued and fully paid and non-assessable; the terms and provisions of the Common Stock and the capital stock of the Company conform to all statements relating thereto contained in the Prospectus; the certificates representing the shares of Common Stock conform to the requirements of applicable law and regulations; and the issuance of the Securities, the Merger Shares and the Foundation Shares is not subject to preemptive or other similar rights.

            (xxi) The Bank is a Pennsylvania chartered savings bank in mutual form, and, upon consummation of the Conversion, will be a Pennsylvania chartered savings bank in stock form, in both instances with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Company, the Bank and the Subsidiaries have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses or required for the conduct of their respective businesses as contemplated by the Prospectus and, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the Bank and the Subsidiaries, considered as one enterprise; all such

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            licenses, permits and other governmental authorizations are in full force and effect and the Company, the Bank and the Subsidiaries are in all material respects in compliance therewith; neither the Company, the Bank nor the Subsidiaries has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the Bank and the Subsidiaries, considered as one enterprise; and the Bank is validly existing and in good standing under the laws of Pennsylvania and is qualified as a foreign corporation in any jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the Bank and the Subsidiaries, considered as one enterprise. Nazareth is a national bank with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; First Colonial, Nazareth and its subsidiaries have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses or required for the conduct of their respective businesses as contemplated by the Prospectus and, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations, business affairs or prospects of First Colonial and Nazareth and its subsidiaries, considered as one enterprise; all such licenses, permits and other governmental authorizations are in full force and effect and First Colonial, Nazareth and its subsidiaries are in all material respects in compliance therewith; neither the First Colonial, Nazareth nor its subsidiaries has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the First Colonial, Nazareth and its subsidiaries, considered as one enterprise; and Nazareth is validly existing and in good standing under the laws of the United States and is qualified as a foreign corporation in any jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, results of operations, business affairs or prospects of First Colonial, Nazareth and its subsidiaries, considered as one enterprise.

            (xxii) The deposit accounts of each of the Bank and Nazareth are insured by the FDIC up to the applicable limits. Upon consummation of the Conversion, the liquidation account for the benefit of Eligible Account Holders (as defined in the Plan) and Supplemental Eligible Account Holders (as defined in the Plan) of the Bank will be duly established in accordance with the requirements of the Plan and the Conversion Regulations.

            (xvi) Upon consummation of the Conversion, the authorized capital stock of the Bank will be ________ shares of common stock, par value $___ per share (the "Bank Common Stock") and ________ shares of preferred stock, par value $____ per share (the "Bank Preferred Stock"), and the issued and outstanding capital stock of the Bank will be ______ shares of Bank Common Stock and no shares of the Bank Preferred Stock, and no shares of Bank Common Stock or Bank Preferred Stock have been or will be issued prior to the Closing Time referred to in Section 2; and upon consummation of the Conversion, all of the issued and outstanding capital stock of the Bank will be duly authorized, validly issued and fully paid and non-assessable and have been issued in compliance with all federal and state securities laws. The shares of Bank Common Stock to be issued to the Company will have been duly authorized for issuance and, when issued and delivered by the Bank pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and as described in the Prospectus, will be duly and validly issued and fully paid and non- assessable, and all such Bank Common Stock will be owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; the terms and provisions of the Bank Common Stock and the Bank Preferred Stock conform to all statements relating thereto contained in the Prospectus, and the certificates representing the shares of the Bank Common Stock will conform with the requirements of applicable laws and regulations; and the issuance of the Bank Common Stock is not subject to preemptive or similar rights; and there are no other warrants, options or rights of any kind to acquire additional shares of Bank Common Stock or any shares of Bank Preferred Stock. Upon consummation of the transactions contemplated by the Merger Agreement, there will be no issued and outstanding shares of capital stock of either First Colonial or Nazareth and the separate corporate existence of each of First Colonial and Nazareth shall have ceased.

            (xvii) The Foundation has been duly authorized and incorporated and is validly existing as a non-stock corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation will not be a holding company withing the meaning of the BHCA and the applicable regulations of the FRB as a result of the issuance of shares of Common Stock to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus; no approvals are required to establish the Foundation and to contribute the shares of Common Stock thereto as described in the Prospectus other than those imposed by the Department of Banking and the FDIC; except as specifically disclosed in the Prospectus and the Proxy Statement, there are no agreements and/or understandings, written or oral, between the Company and/or the Bank and the Foundation with respect to the control, directly or indirectly, over the voting and the acquisition or disposition of the Foundation Shares; at the time of the Conversion, the Foundation Shares will have been duly authorized for issuance and, when issued and contributed by the Company pursuant to the Plan, will be duly and validly issued and fully paid and non-assessable; and the issuance of the Foundation Shares is not subject to preemptive or similar rights. The Foundation Shares have been registered pursuant to the Registration Statement.

            (xviii)   Each of the Subsidiaries of the Bank and each of the
            subsidiaries of Nazareth has been duly incorporated and is validly existing as corporations in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the Bank and the Subsidiaries, considered as one enterprise on the one hand, or the financial condition, results of operation or business affairs of First Colonial, Nazareth and its subsidiaries considered as one enterprise on the other hand; the activities of the Subsidiaries are permitted to subsidiaries of a Pennsylvania chartered mutual savings bank and a bank holding company by the rules, regulations, resolutions and practices of the Department of Banking, the FRB, the FDIC and any other state or federal authority having jurisdiction over such matters and the activities of Nazareth's subsidiaries are permitted to subsidiaries of a national bank and a bank holding company by the rules, regulations, resolutions and practices of the OCC and the FRB and any other state or federal authority having jurisdiction over such matters; all of the issued and outstanding capital stock of each of the Subsidiaries and of each of the Nazareth subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Bank or Nazareth, as the case may be, directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; and there are no warrants, options or rights of any kind to acquire shares of capital stock of the Subsidiaries or the Nazareth subsidiaries.

            (xxix) The Company and the Bank have taken all corporate action necessary for them to execute, deliver and perform this Agreement, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, the Company and the Bank, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

            (xxx) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Time, except as otherwise may be indicated or contemplated therein, none of the Company, the Bank or the Subsidiaries or First Colonial, Nazareth or its subsidiaries will have (A) issued any securities or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business consistent with past practice from the same or similar sources and in similar amounts as indicated in the Prospectus, or (B) entered into any transaction or series of transactions which are material in light of the business of the Company, the Bank and the Subsidiaries, taken as a whole on the one hand or in light of the business of First Colonial, Nazareth or its subsidiaries, taken as a whole, on the other hand, excluding the origination, purchase and sale of loans or the purchase or sale of investment securities or mortgaged-backed securities in the ordinary course of business consistent with past practice.

            (xxxi) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Securities, the Merger Shares and the Foundation Shares that has not been obtained and a copy of which has been delivered to the Agent, except as may be required under the "blue sky" or state securities laws of various jurisdictions.

            (xxxii)   None of the Company, the Bank, the Subsidiaries, First
            Colonial, Nazareth or its subsidiaries is in violation of its certificate of incorporation, organization certificate, articles of incorporation or charter, as the case may be, or bylaws (and the Bank will not be in violation of its charter or bylaws in stock form upon consummation of the Conversion); and none of the Company, the Bank, the Subsidiaries, First Colonial, Nazareth or its subsidiaries is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Bank, the Subsidiaries, First Colonial, Nazareth or its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Bank, the Subsidiaries, First Colonial, Nazareth or its subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the Bank and the Subsidiaries, considered as one enterprise on the one hand or the financial condition, results of operations or business of First Colonial, Nazareth and its subsidiaries considered as one enterprise on the other hand; and there are no contracts or documents of the Company, the Bank or any of the Subsidiaries which are required to be filed as exhibits to the Registration Statement, the Conversion Application or the FDIC Conversion Notice which have not been so filed.

            (xxxiii) The consummation of the Conversion and the Merger, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of the Company and the Bank and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Bank or the Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Bank or the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Bank or the Subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the Bank and the Subsidiaries, considered as one enterprise; nor will such action result in any violation of the provisions of the certificate of incorporation, organization certificate, articles of incorporation or charter or bylaws of the Company, the Bank or the Subsidiaries, or any applicable law, administrative regulation or administrative or court decree.

            (xxxiv)   No labor dispute with the employees of the Company, the
            Bank or the Subsidiaries exists or, to the knowledge of the Company or the Bank, is imminent or threatened; and the Company and the Bank are not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers or contractors which might be expected to result in any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the Bank and the Subsidiaries, considered as one enterprise.

            (xxxv) Each of the Company, the Bank and the Subsidiaries have good and marketable title to all properties and assets for which ownership is material to the business of the Company, the Bank or the Subsidiaries and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of the Company, the Bank or the Subsidiaries, considered as one enterprise; and all of the leases and subleases material to the business of the Company, the Bank or the Subsidiaries under which the Company, the Bank or the Subsidiaries hold properties, including those described in the Prospectus, are valid and binding agreements of the Company, the Bank and the Subsidiaries in full force and effect, enforceable in accordance with their terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights or general principles of equity). Each of First Colonial, Nazareth and its subsidiaries have good and marketable title to all properties and assets for which ownership is material to the business of First Colonial, Nazareth or its subsidiaries and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of First Colonial, Nazareth or its subsidiaries, considered as one enterprise; and all of the leases and subleases material to the business of First Colonial, Nazareth or its subsidiaries under which First Colonial, Nazareth or its subsidiaries hold properties, including those described in the Prospectus, are valid and binding agreements of First Colonial, Nazareth and its subsidiaries in full force and effect, enforceable in accordance with their terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights or general principles of equity).

            (xxxvi)   None of the Company, the Bank nor the Subsidiaries or
            First Colonial, Nazareth or its subsidiaries are in violation of any directive from the Commission, the Department of Banking, the FRB, the FDIC, the OCC or any other governmental entity to make any material change in the method of conducting their respective businesses; each of the Company, the Bank, the Subsidiaries, First Colonial, Nazareth and its subsidiaries has conducted and is conducting its business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the Commission, the Department of Banking, the FRB, the OCC and the FDIC). None of the Company, the Bank, the Subsidiaries, First Colonial, Nazareth and its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a "Regulatory Agreement"), nor has the Company, the Bank, the Subsidiaries, First Colonial, Nazareth or its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement; and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company, the Bank, the Subsidiaries, First Colonial, Nazareth or its subsidiaries which, in the reasonable judgment of the Company or the Bank, is expected to have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the Bank and the Subsidiaries, considered as one enterprise on the one hand, or on the financial condition, results of operations, business affairs or prospects of First Colonial, Nazareth or its subsidiaries, considered as one enterprise, on the other hand. As used herein, the term

            "Regulatory Agency" means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company, the Bank, the Subsidiaries, First Colonial, Nazareth or its subsidiaries.

            (xxxvii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Bank, threatened, against or affecting the Company, the Bank or the Subsidiaries which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the Bank and the Subsidiaries, considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the Conversion, the Merger, or the performance of this Agreement; all pending legal or governmental proceedings to which the Company, the Bank or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are considered in the aggregate not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement, the Conversion Application or the FDIC Conversion Notice which have not been so filed. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of First Colonial, Nazareth and its subsidiaries, threatened, against or affecting First Colonial, Nazareth and its subsidiaries which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the financial condition, results of operations, business affairs or prospects of First Colonial, Nazareth and its subsidiaries, considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the Conversion, the Merger, or the performance of this Agreement; and all pending legal or governmental proceedings to which First Colonial, Nazareth and its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are considered in the aggregate not material.

            (xxxviii) The Bank has obtained an opinions of its outside legal and tax counsel, Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., with respect to the legality of the Securities and the Merger Shares to be issued and the Foundation Shares and the state and local income tax and federal income tax consequences of the

            Conversion and the Merger (including franchise tax, sales or use tax, license fee on foreign corporations, stock transfer tax, real property transfer gain tax and real estate transfer tax), copies of which are filed as exhibits to the Registration Statement; all material aspects of the aforesaid opinions are accurately summarized in the Prospectus; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects; and neither the Bank (including the Subsidiaries) nor the Company has taken or will take any action inconsistent therewith.

            (xxxix)   The Bank has received a letter from Grant Thornton LLP
            with respect to the tax consequences of the Conversion and the Merger under the laws of the Commonwealth of Pennsylvania; the facts and representations upon which such letter is based are truthful, accurate and complete in all material respects; and neither the Bank (including the Subsidiaries) nor the Company has taken or will take any action inconsistent therewith.

            (xl) The Company is not and, upon completion of the Conversion, the Merger and the Offerings and sale of the Common Stock and the application of the net proceeds therefrom, will not be, required to be registered under the Investment Company Act of 1940, as amended.

            (xli) All of the loans represented as assets on the most recent consolidated financial statements or in selected consolidated financial and other data of the Bank and Nazareth included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the Bank and the Subsidiaries, considered as one enterprise on the one hand or the financial condition, results of operations or business of First Colonial, Nazareth or its subsidiaries considered as one enterprise on the other hand.

            (xlii) To the knowledge of the Company and the Bank, with the exception of the intended loan to the Bank's ESOP by the Company to enable the ESOP to purchase shares of Common Stock in an amount of up to 8% of the Common Stock sold in the Conversion, none of the Company, the Bank or employees of the Bank has made any payment of funds of the Company or the Bank as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law and none of First Colonial, Nazareth or any of their employees has made any payment of funds prohibited by law or set aside any funds for any payment prohibited by law.

            (xliii)   To the knowledge of the Company, there are no affiliations or associations (as such terms are defined by the National Association of Securities Dealers, Inc. ("NASD")) between any member of the NASD and any of the Company's officers or directors.

            (xliv) The Company, the Bank and the Subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value for their respective properties as is customary for companies engaged in similar industries

            (xlv) The Company, the Bank and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. First Colonial, Nazareth and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (xlvi) The Company, the Bank, the Subsidiaries, First Colonial, Nazareth and its subsidiaries are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder. Each of the Bank and Nazareth has established compliance programs to ensure compliance with the requirements of the USA Patriot Act and all applicable regulations promulgated thereunder. Each of the Bank and Nazareth is in compliance in all material respects with the USA Patriot Act and all applicable regulations promulgated thereunder, and there is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental agency or body pending or, to the best knowledge of the Company and the Bank, threatened regarding the Bank's compliance with the USA Patriot Act or any regulations promulgated thereunder, or to the best knowledge of First Colonial and Nazareth, threatened regarding Nazareth's compliance with the USA Patriot Act or any regulations promulgated thereunder.

            (xlvii)   The Company and the Bank have not relied on Agent or its
            counsel for any legal, tax or accounting advice in connection with either the Conversion or the Merger.

            (xlviii)  The records of Eligible Account Holders (as defined in the
            Plan), Supplemental Eligible Account Holders (as defined in the
            Plan), and other depositors of the Bank are accurate and complete in all material respects.

            (xlix) The Company, the Bank and the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company, the Bank or the Subsidiaries, respectively, would have any liability; each of the Company, the Bank and the Subsidiaries has not incurred and does expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company, the Bank and the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

            (l) None of the Company, the Bank nor the Subsidiaries nor any properties owned or operated by the Company, the Bank or the Subsidiaries in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the Bank and the Subsidiaries, considered as one enterprise. None of First Colonial, Nazareth and its subsidiaries nor any properties owned or operated by First Colonial, Nazareth and its subsidiaries in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business affairs of First Colonial, Nazareth and its subsidiaries, considered as one enterprise. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Company or the Bank threatened, relating to the liability of any property owned or operated by the Company, the Bank or the Subsidiaries, under any Environmental Law. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of First Colonial, Nazareth and its subsidiaries threatened, relating to the liability of any property owned or operated by First Colonial, Nazareth and its subsidiaries, under any Environmental Law. For purposes of this subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

            (li) The Company, the Bank, the Subsidiaries, First Colonial, Nazareth and its subsidiaries have filed all federal income and state and local income and franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority. The Company, the Bank and the Subsidiaries, have no knowledge of any tax deficiency which has been asserted or could be asserted against the Company, the Bank or the Subsidiaries. First Colonial, Nazareth and its subsidiaries, have no knowledge of any tax deficiency which has been asserted or could be asserted against First Colonial, Nazareth and its subsidiaries.

            (lii) The Company has received approval, subject to regulatory approval to consummate the Offerings and issuance, to have the Securities, the Merger Shares and the Foundation Shares quoted on the National Market System of the National Association of Securities Dealers' Automated Quotation System ("Nasdaq National Market") effective as of the Closing Time referred to in Section 2 hereof.

            (liii) The Company has filed a registration statement for the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and such registration statement was declared effective concurrent with the effectiveness of the Registration Statement.

            (liv) The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act and will use its best efforts to comply with those provisions of the Sarbanes-Oxley Act that will become effective in the future upon their effectiveness.

      (b) Any certificate signed by any officer of the Company or the Bank or the Subsidiaries and delivered to either of the Agent or counsel for the Agent shall be deemed a representation and warranty by the Company or the Bank to each Agent and, for purposes of the opinion to be delivered to the Agent pursuant to
Section 5(b)(2) hereof, to the counsel for the Agent as to the matters covered thereby.

      SECTION 2. APPOINTMENT OF SANDLER O'NEILL; SALE AND DELIVERY OF THE SECURITIES; CLOSING.

      On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby appoints Sandler O'Neill as its Agent to consult with and advise the Company, and to assist the Company with the solicitation of subscriptions and purchase orders for Securities, in connection with the Company's sale of Common Stock in the Subscription and Community Offering and the Syndicated Community Offering. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Sandler O'Neill accepts such appointment and agrees to use its best efforts to assist the Company with the solicitation of subscriptions and purchase orders for Securities in accordance with this Agreement; provided, however, that the Agent shall not be obligated to take any action which is inconsistent with any applicable laws, regulations, decisions or orders. The services to be rendered by Sandler O'Neill pursuant to this appointment include the following: (i) consulting as to the securities marketing implications of any aspect of the Plan or related corporate documents;
(ii) reviewing with the Board of Trustees of the Bank the financial and securities marketing implications of the independent appraiser's appraisal of the common stock; (iii) reviewing all offering documents, including the Prospectus, stock order forms and related offering materials (it being understood that preparation and filing of such documents is the sole responsibility of the Company and the Bank and their counsel); (iv) assisting in the design and implementation of a marketing strategy for the Offerings; (v) assisting the Company and the Bank in obtaining all requisite regulatory approvals; (vi) assisting Bank management in preparing for meetings with potential investors and broker-dealers; and (vii) providing such other general advice and assistance as may be requested to promote the successful completion of the Offerings.

      The appointment of the Agent hereunder shall terminate upon the earlier to occur of (a) forty-five (45) days after the last day of the Subscription and Community Offering, unless the Company and the Agent agree in writing to extend such period and the Department of Banking and the FDIC agree to extend the period of time in which the Securities may be sold, or (b) the receipt and acceptance of subscriptions and purchase orders for all of the Securities, or
(c) the completion of the Syndicated Community Offering.

      If any of the Securities remain available after the expiration of both the Subscription and Community Offering, at the request of the Company and the Bank, Sandler O'Neill will seek to form a syndicate of registered brokers or dealers ("Selected Dealers") to assist in the solicitation of purchase orders of such Securities on a best efforts basis, subject to the terms and conditions set forth in a selected dealers' agreement (the "Selected Dealers' Agreement"), substantially in the form set forth in Exhibit A to this Agreement. Sandler O'Neill will endeavor to limit the aggregate fees to be paid by the Company and the Bank under any such Selected Dealers' Agreement to an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of stock sold at a comparable price per share in a similar market environment; provided, however, that the aggregate fees payable to Sander O'Neill and Selected Dealers shall not exceed 7.0% of the aggregate Purchase Price of the Securities sold by such Selected Dealers. Sander O'Neill will endeavor to distribute the Securities among the Selected Dealers in a fashion which best meets the distribution objective of the Company and the requirements of the Plan, which may result in limiting the allocation of stock to certain Selected Dealers. It is understood that in no event shall Sandler O'Neill be obligated to act as a Selected Dealer or to take or purchase any Securities.

      If any of the Securities remain available after the expiration of the Subscription and Community Offering and the Syndicated Community Offering, the Company agrees to offer Sandler O'Neill the first right to act as lead managing underwriter for the Public Offering. The terms of the Public Offering will be set forth in a separate definitive purchase agreement in a form satisfactory to Sandler O'Neill and containing customary representations, warranties, conditions, agreements and indemnities, which purchase agreement, when executed, will supersede and replace this Agreement with respect to Securities sold thereunder (the "Purchase Agreement"). This Agreement is not intended to constitute, and should not be construed as, an agreement or commitment between the Company, the Bank and Sandler O'Neill relating to the firm commitment underwriting of any securities, and Sandler O'Neill may, in its sole judgment and discretion, determine at any time not to proceed with the proposed firm commitment underwriting. Such proposed underwriting will be subject, among other things, to: (i) satisfactory completion by Sandler O'Neill of such due diligence investigation or inquiries as it may deem appropriate, (ii) approval of the proposed underwriting by Sandler O'Neill's commitment committee or such other authorization as may be required by its internal procedures, (iii) market conditions, which, in the sole judgment of Sandler O'Neill, shall be satisfactory, and (iv) the execution and delivery of a definitive Purchase Agreement.

      In the event the Company is unable to sell at least the total minimum of the Securities, as set forth on the cover page of the Prospectus, within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Securities the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Company and the Bank as set forth in Sections 4, 6(a) and 7 hereof and the obligations of the Agent as provided in Sections 6(b) and 7 hereof. Appropriate arrangements for placing the funds received from subscriptions for Securities or other offers to purchase Securities in special interest-bearing accounts with the Bank until all Securities are sold and paid for were made prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if the total minimum of the Securities are sold.

      If at least the total minimum of Securities, as set forth on the cover page of the Prospectus, are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities at the Closing Time against payment therefor by release of funds from the special interest-bearing accounts referred to above. The closing shall be held at the offices of Elias, Matz, Tiernan & Herrick, L.L.P., at 10:00 a.m., local time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities. Certificates for Securities shall be delivered directly to the purchasers thereof in accordance with their directions. Notwithstanding the foregoing, certificates for Securities purchased through Selected Dealers shall be made available to the Agent for inspection at least 48 hours prior to the Closing Time at such office as the Agent shall designate. The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the "Closing Time."

      The Company will pay any stock issue and transfer taxes which may be payable with respect to the sale of the Securities, the issuance of the Foundation Shares or the issuance of the Merger Shares.

      In addition to the reimbursement of the expenses specified in Section 4 hereof, the Agent will receive the following compensation for its services hereunder:

      (a) One percent (1.0%) of the aggregate Purchase Price of the Securities sold in the Subscription and Community Offering, excluding in each case shares purchased by (i) any employee benefit plan of the Company or the Bank established for the benefit of their respective directors, officers and employees, (ii) any trustee, director, officer or employee of the Company or the Bank or members of their immediate families (which term shall mean parents, grandparents, spouse, siblings, children and grandchildren); and

      (b) with respect to any Securities sold by an NASD member firm (other than Sandler O'Neill) under the Selected Dealers' Agreement in the Syndicated Community Offering, (i) the compensation payable to Selected Dealers under any Selected Dealers' Agreement, (ii) any sponsoring dealer's fees; and (iii) a management fee to Sandler O'Neill of one percent (1.0%). Any fees payable to Sandler O'Neill for Securities sold by Sandler O'Neill under any such agreement shall be limited to an aggregate of one percent (1.0%) of the Purchase Price of the Securities sold by Sandler O'Neill and other NASD member firms under such Selected Dealer's Agreement.

      If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or the Conversion is terminated by the Company, no fee shall be payable by the Company to Sandler O'Neill; provided, however, that the Company shall reimburse the Agent for all of its out-of-pocket expenses incurred prior to termination, including the reasonable fees and disbursements of counsel for the Agent in accordance with the provisions of
Section 4 hereof. In addition, the Company shall be obligated to pay the fees and expenses as contemplated by the provisions of Section 4 hereof in the event of any such termination.

      All fees payable to the Agent hereunder shall be payable in immediately available funds at Closing Time, or upon the termination of this Agreement, as the case may be. In recognition of the long lead times involved in the conversion process, the Bank agrees to make advance payments to the Agent in the aggregate amount of $50,000, [all] of which has been previously paid, which shall be credited against any fees or reimbursement of expenses payable hereunder.

      SECTION 3. COVENANTS OF THE COMPANY. The Company and the Bank covenant with the Agent as follows:

      (a) The Company and the Bank will prepare and file such amendments or supplements to the Registration Statement, the Prospectus, the Reorganization Applications and the Proxy Statement as may hereafter be required by the Securities Act Regulations or the Reorganization Regulations or as may hereafter be requested by the Agent. Following completion of the Subscription and Community Offering, in the event of a Syndicated Community Offering, the Company and the Bank will (i) promptly prepare and file with the Commission a post-effective amendment to the Registration Statement relating to the results of the Subscription and Community Offering, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will file with, or mail for filing to, the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offering and pricing information pursuant to Rule 424 of the Securities Act Regulations, in either case in a form acceptable to the Agent. The Company and the Bank will notify the Agent immediately, and confirm the notice in writing, (i) of the approval of any Reorganization Application not heretofore approved, (ii) of the effectiveness of any post-effective amendment of the Registration Statement, the filing of any supplement to the Prospectus and the filing of any amendment to the Reorganization Applications, (iii) of the receipt of any comments from the Department of Banking, the FDIC, the FRB, the OCC or the Commission with respect to the transactions contemplated by this Agreement, the Conversion, the Merger or the Plan, (iv) of any request by the Commission or the Department of Banking, the FDIC, the FRB, the OCC or any other governmental entity with respect to the Conversion for any amendment to the Registration Statement or the Reorganization Applications or any amendment or supplement to the Prospectus or for additional information, (v) of the issuance by the Commission, the Department of Banking, the FDIC, the FRB, the OCC or any other governmental entity of any order suspending the Offerings, the Conversion, the Merger or the use of the Prospectus or the initiation of any proceedings for that purpose, (vi) of the issuance by the Commission, the Department of Banking, the FDIC, the FRB, the OCC or any other state governmental authority of any stop order suspending the effectiveness of the Registration Statement, the Reorganization Applications or the initiation of any proceedings for that purpose, and (vii) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Company and the Bank will make every reasonable effort to prevent the issuance by the Commission, the FDIC, the FRB, the OCC or any other governmental authority of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

      (b) The Company and the Bank will give the Agent notice of its intention to file or prepare any amendment to the Reorganization Applications or Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use in connection with the Syndicated Community Offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may object.

      (c) The Company and the Bank will deliver to the Agent as many signed copies and as many conformed copies of the Reorganization Applications and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

      (d) During the period when the Prospectus is required to be delivered, the Company and the Bank will comply, at their own expense, with all requirements imposed upon them by the Department of Banking, the FDIC or the FRB, by the applicable Reorganization Regulations, as from time to time in force, and by the Nasdaq National Market, the Securities Act, the Securities Act Regulations, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission promulgated thereunder, including, without limitation, Regulation M under the Exchange Act, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

      (e) If any event or circumstance shall occur as a result of which it is necessary, in the opinion of counsel for the Agent, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company and the Bank will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company and the Bank will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company and the Bank will each furnish such information with respect to itself as the Agent may from time to time reasonably request.

      (f) The Company and the Bank will take all necessary action, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the Conversion Regulations or the FDIC Conversion Regulations may require and as the Agent and the Company have agreed; provided, however, that the Company and the Bank shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company and the Bank will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

      (g) The Company authorizes Sandler O'Neill and any Selected Dealer to act as agent of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Securities having record addresses in the states or jurisdictions set forth in a survey of the securities or "blue sky" laws of the various jurisdictions in which the Offerings will be made (the "Blue Sky Survey").

      (h) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

      (i) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to its stockholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated statements of financial condition and consolidated statements of income, stockholders' equity and cash flows, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company, the Bank and the Subsidiaries for such quarter in reasonable detail. In addition, such annual report and quarterly consolidated summary financial information shall be made public through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to stockholders of the Company.

      (j) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Agent (i) as soon as publicly available, a copy of each report or other document of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request.

      (k) The Company and the Bank will conduct the Conversion and the Merger including the formation and operation of the Foundation in all material respects in accordance with the Plan, the Merger Agreement, the Conversion Regulations, the FDIC Conversion Regulations and all other applicable regulations, decisions and orders, including all applicable terms, requirements and conditions precedent to the Conversion and the Merger imposed upon the Company or the Bank by the Department of Banking, the FDIC and the FRB.

      (l) The Company and the Bank will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

      (m) The Company will report the use of proceeds from the Offerings on its first periodic report filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act and on any subsequent periodic reports as may be required pursuant to Rule 463 of the Securities Act Regulations.

      (n) The Company will maintain the effectiveness of the Exchange Act Registration Statement for not less than three years and will comply in all material respects with its filing obligations under the Exchange Act. The Company will use its best efforts to effect and maintain the listing of the Common Stock on the Nasdaq National Market and, once listed on the Nasdaq National Market the Company will comply with all applicable corporate governance standards required by the Nasdaq National Market. The Company will file with the Nasdaq Stock Market all documents and notices required by the Nasdaq Stock Market of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

      (o) The Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the National Association of Securities Dealers, Inc.'s "Interpretation Relating to Free-Riding and Withholding."

      (p) Other than in connection with any employee benefit plan or arrangement described in the Prospectus, the Company will not, without the prior written consent of the Agent, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock other than the Securities for a period of 180 days following the Closing Time.

      (q) During the period beginning on the date hereof and ending on the later of the fifth anniversary of the Closing Time or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Sections 6 or 7, respectively, neither the Company nor the Bank shall, without the prior written consent of the Agent, take or permit to be taken any action that could result in the Bank Common Stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance; provided, however, that this covenant shall be null and void if the Board of Governors of the Federal Reserve System, by regulation, policy statement or interpretive release, or by written order or written advice addressed to the Bank or the Agent specifically addressing the provisions of
Section 6(a) hereof, permits indemnification of the Agent by the Bank as contemplated by such provisions.

      (r) The Company and the Bank will comply with the conditions imposed by or agreed to with the Department of Banking and the FRB in connection with their approval of the PA Holding Company Application and the Holding Company Application and with the Department of Banking and the FDIC in connection with their approval or non-objection of, or non-objection to, the Conversion Application, including those conditions relating to the establishment and the operation of the Foundation; the Company and the Bank shall use their best efforts to ensure that the Foundation submits within the time frames required by applicable law a request to the Internal Revenue Service to be recognized as a tax-exempt organization under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"); the Company and the Bank will take no action which will result in the possible loss of the Foundation's tax exempt status; and neither the Company nor the Bank will contribute any additional assets to the Foundation until such time that such additional contributions will be deductible for federal and state income tax purposes.

      (s) The Company shall not deliver the Securities until the Company and the Bank have satisfied each condition set forth in Section 5 hereof, unless such condition is waived in writing by the Agent.

      (t) The Company or the Bank will furnish to Sandler O'Neill as early as practicable prior to the Closing Date, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Bank and the Subsidiaries which have been read by Grant Thornton LLP ("Grant Thornton"), as stated in their letters to be furnished pursuant to subsections (e) and (f) of Section 5 hereof.

      (u) Each of the Company and the Bank will conduct its business in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the Nasdaq National Market, the Department of Banking, the FDIC and the FRB.

      (v) The Bank will not amend the Plan in any manner that would affect the sale of the Securities or the terms of this Agreement.

      (w) The Company and the Bank will not, prior to the Closing Time, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as contemplated by the Prospectus.

      (x) The Company and the Bank will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 5 hereof.

      (y) The Company and the Bank will provide the Agent with any information necessary to carry out the allocation of the Securities in the event of an over-subscription, and such information will be accurate and reliable in all material respects.

      (z) The Company and the Bank will notify the Agent when funds have been received for the minimum number of Securities set forth in the Prospectus.

      (aa) Prior to the Closing Time and unless waived by the Agent, the Company shall have received the approval of each Reorganization Application required to consummate the Merger, and all applicable waiting periods shall have expired.

      SECTION 4. PAYMENT OF EXPENSES. The Company and the Bank jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and bank regulatory approvals, (ii) the preparation, printing and filing of the Registration Statement and the Reorganization Applications, each as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities to the purchasers in the Offerings and the printing and delivery of all other documents applicable to the Conversion and the Merger, (iv) the fees and disbursements of the Company's and the Bank's counsel, accountants appraiser and other advisors,
(v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of the Agent's counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Agent (in such quantities as the Agent shall reasonably request) of copies of the Registration Statement and Reorganization Applications as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendments or supplements thereto to the purchasers in the Offerings and the Agent (in such quantities as the Agent shall reasonably request), (vii) the printing and delivery to the Agent of copies of a Blue Sky Survey, and (viii) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq National Market. In the event the Agent incurs any such fees and expenses on behalf of the Bank or the Company, the Bank will reimburse the Agent for such fees and expenses whether or not the Conversion is consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of the Bank or the Company pursuant to this Section without the prior approval of the Bank.

      The Company and the Bank jointly and severally agree to pay certain expenses incident to the performance of the Agent's obligations under this Agreement, regardless of whether the Conversion is consummated, including (i) the filing fees incurred in connection with the review of the Registration Statement, the Reorganization Applications and any other application, form or filing by the Commission, the Department of Banking, the FDIC or the FRB, (ii) the filing fees paid or incurred by the Agent in connection with all filings with the National Association of Securities Dealers, Inc., and (iii) all reasonable out of pocket expenses incurred by the Agent relating to the Offerings, including, without limitation, advertising, promotional, syndication and travel expenses and fees and expenses of the Agent's counsel, up to a maximum of $50,000 with respect to the expenses contemplated by this clause
(iii); provided, however, that the Agent shall document the expenses contemplated by his clause (iii) to the reasonable satisfaction of the Bank. All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this Section 4 shall be due and payable upon receipt by the Company or the Bank of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

      SECTION 5. CONDITIONS OF AGENT'S OBLIGATIONS. The Company, the Bank and the Agent agree that the issuance and the sale of Securities and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company and the Bank herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Company and the Bank made pursuant to the provisions hereof, to the performance by the Company and the Bank of their obligations hereunder, and to the following further conditions:

      (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, no order suspending the Offerings or authorization for final use of the Prospectus shall have been issued or proceedings therefor initiated or threatened by the Department of Banking, the FDIC or the FRB and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

      (b)   At Closing Time, the Agent shall have received:

      (1) The favorable opinion, dated as of Closing Time, of Elias, Matz, Tiernan & Herrick, L.L.P., counsel for the Company and the Bank, in form and substance satisfactory to counsel for the Agent, to the effect that:

            (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania.

            (ii) The Company has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement.

            (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect upon the financial condition, results of operations, business affairs or prospects of the Company, the Bank and the Subsidiaries, considered as one enterprise.

            (iv) Upon consummation of the Conversion and the issuance of the Foundation Shares to the Foundation immediately upon completion thereof and upon the completion of the Merger and issuance of the Merger Shares, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Prospectus under "Capitalization" and, except for shares issued upon incorporation of the Company, no shares of Common Stock have been or will be issued and outstanding prior to the Closing Time.

            (v) The Securities and the Foundation Shares have been duly and validly authorized for issuance and sale and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, or contributed by the Company pursuant to the Plan in the case of the Foundation Shares, will be duly and validly issued and fully paid and non-assessable.

            (vi) The Merger Shares have been duly and validly authorized for issuance and sale and, when issued and delivered by the Company pursuant to the Merger Agreement against payment of the consideration calculated as set forth in the Merger Agreement, will be duly and validly issued and fully paid and non-assessable.

            (vii) The issuance of the Securities, the Foundation Shares and the Merger Shares is not subject to preemptive or other similar rights arising by operation of law or, to the best of their knowledge and information, otherwise.

            (viii) Upon completion of the Conversion and the Merger, the issuance of the Securities, the Foundation Shares and the Merger Shares will be in compliance with all conditions imposed upon the Company and the Bank by the Department of Banking, the FDIC or the FRB under the terms of their written approval or notice of intention not to object, as applicable, of the Reorganization Application.

            (ix) The Bank has been at all times and prior to the Closing Time duly organized, and is validly existing and in good standing under the laws of the Commonwealth of Pennsylvania as a state chartered savings bank of mutual form, and, at Closing Time, has become duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania as a state chartered savings bank of stock form, in both instances with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and the Bank is duly qualified as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the financial condition, results of operations, business affairs or prospects of the Bank.

            (x) The Bank is a member in good standing of the Federal Home Loan Bank of Pittsburgh and the deposit accounts of the Bank are insured by the FDIC up to the applicable limits.

            (xi) The Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of the jurisdiction of its incorporation, and the Subsidiaries have full corporate power and authority to own, lease and operate their properties and to conduct their business as described in the Registration Statement and are duly qualified as foreign corporations to transact business and are in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the financial condition, results of operations, business affairs or prospects of the Company, the Bank and the Subsidiaries, taken as a whole; the activities of the Subsidiaries are permitted to subsidiaries of a bank holding company and of a Pennsylvania-chartered savings bank by the rules, regulations, resolutions and practices of the Department of Banking, the FDIC and the FRB; all of the issued and outstanding capital stock of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Bank, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

            (xii) The Foundation has been duly incorporated and is validly existing as a non-stock corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation is not a holding company within the meaning of the BHCA and the applicable rules and regulations of the FRB promulgated thereunder as a result of the issuance of shares of Common Stock to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus; no approvals are required to establish the Foundation and to contribute the shares of Common Stock thereto as described in the Prospectus other than those set forth in any written notice or order of approval or non-objection of the Conversion, the Reorganization Applications, copies of which were provided to the Agent prior to the Closing Time; and the Foundation Shares to be contributed to the Foundation are registered pursuant to the Registration Statement.

            (xiii) Upon consummation of the Conversion, all of the issued and outstanding capital stock of the Bank when issued and delivered pursuant to the Plan against payment of consideration calculated as set forth in the Plan and set forth in the Prospectus, will be duly authorized and validly issued and fully paid and non- assessable, and all such capital stock will be owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

            (xiv) The Department of Banking, the FDIC, the FRB and the OCC have duly approved the Reorganization Applications and no action is pending, or to the best of such counsel's knowledge after due inquiry, threatened respecting the Reorganization Applications or the acquisition by the Company of all of the Bank's issued and outstanding capital stock; the Reorganization Applications comply as to form with the applicable requirements of the Department of Banking, the FDIC, the OCC and the FRB, includes all documents required to be filed as exhibits thereto, and is, to the best of such counsel's knowledge after due inquiry, truthful, accurate and complete; and the Company is duly authorized to become a bank holding company and is duly authorized to own all of the issued and outstanding capital stock of the Bank to be issued pursuant to the Plan.

            (xv) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the establishment of the Foundation and the contribution thereto of the Foundation Shares and the issuance of the Merger Shares in accordance with the Merger Agreement, (A) have been duly and validly authorized by all necessary action on the part of each of the Company and the Bank, and this Agreement constitutes the legal, valid and binding agreement of each of the Company and the Bank, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited under applicable law (it being understood that such counsel may avail itself of customary exceptions concerning the effect of bankruptcy, insolvency or similar laws and the availability of equitable remedies); (B) will not result in any violation of the provisions of the charter or bylaws of the Company, the Bank or the Subsidiaries; and, (C) will not conflict with or constitute a breach of, or default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance, that, individually or in the aggregate, would have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the Bank and the Subsidiaries, considered as one enterprise, upon any property or assets of the Company, the Bank or the Subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Bank or the Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company, the Bank or the Subsidiaries is subject.

            (xvi) The Prospectus has been duly authorized by the Department of Banking and the FDIC for final use pursuant to the Conversion Regulations and the FDIC Conversion Regulations and no action is pending, or to the best of such counsel's knowledge after due inquiry, is threatened, by the Department of Banking or the FDIC to revoke such authorization.

            (xvii) The Registration Statement is effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or, to the best of such counsel's knowledge after due inquiry, proceedings therefor initiated or threatened by the Commission.

            (xviii)    No further approval, authorization, consent or other
            order of any public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Securities, the Merger Shares and the Foundation Shares and the consummation of the Conversion and the Merger, except as may be required under the securities or Blue Sky laws of various jurisdictions as to which no opinion need be rendered.

            (xvix) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations, the Conversion Regulations and the FDIC Conversion Regulations.

            (xxx) The Common Stock conforms to the description thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

            (xxxi) There are no legal or governmental proceedings pending or threatened against or affecting the Company, the Bank or the Subsidiaries which are required, individually or in the aggregate, to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company, the Bank or the Subsidiaries is a party or to which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

            (xxxii)    The information in the Prospectus under "Summary -
            Federal and State Income Tax Consequences of the Conversion and the Merger," "Risk Factors - KNBT Bancorp Common Stock Value May Suffer From Anti-Takeover Provisions That May Impede Potential Takeovers That Management Opposes," Risk Factors - KNBT Bancorp Believes That Subscription Rights Have No Value and That Subscribers' Tax Basis in KNBT Bancorp Common Stock Will be the Purchase Price, But the Internal Revenue Service May Disagree," "Dividends," "Business of Keystone - Legal Proceedings", "Business of First Colonial - Supervision and Regulation," "Business of First Colonial - Legal Proceedings," "Regulation," "Taxation," "The Conversion and the Merger - Effects of Conversion and the Merger," "The Conversion and the Merger - Required Approvals," "The Conversion and the Merger - Keystone Plans to Establish the Keystone Nazareth Charitable Foundation," "The Conversion and the Merger - Resale of Shares of KNBT Bancorp Common Stock Issued in the Merger," "The Conversion and the Merger - Certain Restrictions on Purchase or Transfer of Shares After the Conversion and the Merger," "The Conversion and the Merger
            - Liquidation Rights of Certain Depositors," "The Conversion and the Merger - Tax Aspects," "Description of KNBT Bancorp Capital Stock," and "Restrictions on Acquisition of KNBT Bancorp and Keystone and Related Anti-Takeover Provisions," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is complete and accurate in all material respects.

            (xxxii)    To the best of such counsel's knowledge, there are no
            contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed.

            (xxxiv)    The Plan and the establishment and funding of the
            Foundation have been duly authorized by the Board of Directors of the Company and the Board of Trustees of the Bank, and the Department of Banking and the FDIC's approval of the Plan remains in full force and effect; the Bank's charter has been amended, effective upon consummation of the Conversion and the filing of such amended charter with the Department of Banking, to authorize the issuance of permanent capital stock; the Company and the Bank have conducted the Conversion and the establishment and funding of the Foundation in all material respects in accordance with applicable requirements of the Conversion Regulations, the Plan and all other applicable regulations, decisions and orders thereunder, including all material applicable terms, conditions, requirements and conditions precedent to the Conversion imposed upon the Company or the Bank by the Department of Banking, the FDIC and the FRB and, no order has been issued by the Department of Banking, the FDIC or the FRB to suspend the Conversion or the Offerings and no action for such purpose has been instituted or threatened by the Department of Banking, the FDIC or the FRB; and, to the best of such counsel's knowledge after due inquiry, no person has sought to obtain review of the final action of the Department of Banking, the FDIC or the FRB in approving the Reorganization Applications.

            (xxxv) To the best of such counsel's knowledge after due inquiry, the Company and the Bank and its subsidiaries have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses as described in the Registration Statement and Prospectus, and all such licenses, permits and other governmental authorizations are in full force and effect, and the Company and the Bank and its subsidiaries are in all material respects complying therewith.

            (xxxvi)    Neither the Company, the Bank nor the Subsidiaries is in
            violation of its certificate of incorporation, organization certificate, articles of incorporation or charter, as the case may be, or bylaws (and the Bank will not be in violation of its charter in stock form upon consummation of the Conversion) or in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Bank or the Subsidiaries is a party or by which the Company, the Bank or the Subsidiaries or any of their property may be bound.

            (xxxvii)   The Company is not and, upon completion of the
            Conversion, the Merger, and the Offerings and the sale of the Common Stock and the application of the net proceeds therefrom, will not be required to be registered as an investment company under the Investment Company Act of 1940.

            (xxxviii) Each of the Company and the Bank has the power and authority to consummate the transactions contemplated by the Merger Agreement.

            (xxxvix)   The Merger Agreement has been duly authorized, executed
            and delivered by each of the Company and the Bank and constitutes the valid and binding obligation of each of the Company and the Bank enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

            (xxxvx)    To the best knowledge of such counsel all corporate acts
            and other proceedings required to be taken by or on the part of the Company and the Bank to consummate the transactions contemplated by the Merger Agreement have been properly taken; neither the execution and delivery of the Merger Agreement, nor the consummation of the transactions contemplated thereby, with and without the giving of notice or the lapse of time, or both, will violate any provision of the certificate of incorporation, charter or bylaws of the Company or the Bank.

            (xxxvxi)   Except as disclosed in such opinion, to the knowledge of
            such counsel there are no action, suits or proceedings or investigations (public or private) of any nature pending or threatened that challenge the validity or propriety of the transactions contemplated by the Merger Agreement or which seek to threaten to retrain, enjoin or prohibit or to obtain substantial damages in connection with the consummation of such transactions.

            (xxxvxii) All regulatory and governmental approvals and consents which are necessary to be obtained by the Company, the Bank and the Subsidiaries to permit the execution, delivery and performance of the Merger Agreement have been obtained.

            (xxxvxiii) All conditions precedent to consummation of the Merger have been satisfied, including but not limited to those referenced in Article VI of the Merger Agreement, all statutory waiting periods with respect to all regulatory and governmental approvals of the Merger have expired and there are no facts or circumstances which would preclude the immediate consummation of the Merger.

      (2) The favorable opinion, dated as of Closing Time, of Blank Rome LLP, counsel for the First Colonial and Nazareth, in form and substance satisfactory to counsel for the Agent, to the effect that:

            (i) First Colonial is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and Nazareth is a national bank duly organized and in existence under the laws of the United States of America

            (ii) First Colonial and Nazareth have the power and authority to carry on their business as described in the Prospectus and to consummate the transactions contemplated by the Merger Agreement.

            (iii) The Merger Agreement has been duly authorized and approved by First Colonial and the Merger Agreement and the transactions contemplated thereby have been approved by the requisite vote of First Colonial's shareholders and duly authorized, executed and delivered by First Colonial and the Merger Agreement constitutes the valid and binding obligation of First Colonial enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

            (iv) To the best knowledge of such counsel, all acts, required to be taken by or on the part of First Colonial, including the adoption of the Merger Agreement by the shareholders of First Colonial, and the necessary approvals, consents, authorizations or notification required to be taken to consummate the transactions contemplated by the Merger Agreement, have been property taken or obtained; neither the execution and delivery of the Merger Agreement nor the consummation of the transactions contemplated thereby, with or without the giving of notice or the lapse of time, or both, will (i) violate any provision of the Certificate of Incorporation, charter or bylaws; or (ii) to the knowledge of such counsel, violate, conflict with, result in the material breach or termination of, constitute a material default under, accelerate the performance required by, or result in the creation of any material lien, charge or encumbrance upon any of the properties or assets of First Colonial or Nazareth pursuant to any indenture, mortgage, deed of trust, or other agreement or instrument to which First Colonial or Nazareth are a party or by which it or any of their properties or assets may be bound, or violate any statute, rule or regulation applicable to First Colonial or Nazareth, which would have a material adverse effect on the financial condition, assets, liabilities, or business of First Colonial or Nazareth; to the knowledge of such counsel, no consent, approval, authorization, order, registration or qualification of or with any court, regulatory authority or other governmental body, other than as specifically contemplated by the Merger Agreement is required for the consummation by First Colonial or Nazareth of the transactions contemplated by the Merger Agreement.

            (v) To the best knowledge of such counsel, there are no actions, suits, proceedings or investigations of any nature pending or threatened that challenge the validity or legality of the transactions contemplated by the Merger Agreement which seek or threaten to restrain, enjoin or prohibit (or obtain substantial damages in connection with) the consummation of such transactions.

            (vi) To the best knowledge of such counsel, there is no litigation, appraisal or other proceeding or governmental investigation pending or threatened against or relating to the business or property of First Colonial or Nazareth which would have a materially adverse effect on the consolidated financial condition of First Colonial, or any legal impediment to the continued operation of the properties and business of First Colonial or Nazareth in the ordinary course after the consummation of the transactions contemplated by the Merger Agreement.

            (vii) All conditions precedent to consummation of the Acquisition have been satisfied, including but not limited to those referenced in Article VI of the Merger Agreement, all statutory waiting periods with respect to all regulatory and governmental approvals of the Acquisition have expired and there are no facts or circumstances which would preclude the immediate consummation of the Acquisition.

      (3) The favorable opinion, dated as of Closing Time, of Muldoon Murphy & Faucette LLP, counsel for the Agent, with respect to the matters set forth in
Section 5(b)(1)(i), (iv), (v), (vi) (solely as to preemptive rights arising by operation of law), (xii), (xiii), (xiv), (xvi) and (xvii) and such other matters as the Agent may reasonably require.

      (4)   In giving their opinions required by subsections (b)(l), (b)(2) and
(b)(3), respectively, of this Section, Elias, Matz, Tiernan & Herrick, L.L.P. and Muldoon Murphy & Faucette LLP and Blank Rome LLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective and at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions, Elias, Matz, Tiernan & Herrick, L.L.P., Muldoon Murphy & Faucette LLP and Blank Rome LLP may rely as to matters of fact on certificates of officers and directors of the Company and the Bank or First Colonial and Nazareth, as applicable, and certificates of public officials, and Muldoon Murphy & Faucette LLP may also rely on the opinion of Elias, Matz, Tiernan & Herrick, L.L.P.

      (c) At Closing Time referred to in Section 2, the Company and the Bank shall have completed in all material respects the conditions precedent to the Conversion in accordance with the Plan, the applicable Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company or the Bank by the Department of Banking, the FDIC or the FRB, or any other regulatory authority other than those which the Department of Banking, the FDIC or the FRB permits to be completed after the Conversion.

      (d) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the Bank and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business consistent with past practice, and the Agent shall have received a certificate of the Chief Executive Officer of the Company and of the Bank, the President of the Company and the Bank and the chief financial or chief accounting officer of the Company and of the Bank, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) there shall have been no material transaction entered into by the Company or the Bank from the latest date as of which the financial condition of the Company or the Bank as set forth in the Registration Statement and the Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary course of business consistent with past practice, (iii) neither the Company nor the Bank shall have received from the Department of Banking, the FDIC or FRB any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the business affairs, financial condition, results of operations or prospects of the Company, the Bank or the Subsidiaries, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (v) the Company and the Bank have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission and (vii) no order suspending the Offerings or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened by the Department of Banking, the FRB or the FDIC and no person has sought to obtain regulatory or judicial review of the action of the Department of Banking, the FRB or the FDIC in approving the Plan in accordance with the Conversion Regulations nor has any person sought to obtain regulatory or judicial review of the action of the Department of Banking, the FRB or the FDIC in approving the Holding Company Application.

      (e) At the Closing Time, the Agent shall have received a certificate of the Chief Executive Officer and President of the Company and of the Bank and the Chief Financial Officer of the Company and of the Bank, dated as of Closing Time, to the effect that (i) they have reviewed the contents of the Registration Statement and the Prospectus; (ii) based on each of their knowledge, the Registration Statement and the Prospectus do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements were made, not misleading; (iii) based on each of their knowledge, the financial statements and other financial information included in the Registration Statement and the Prospectus fairly present the financial condition and results of operations of the Bank and the Subsidiaries as of and for the dates and periods covered by the Registration Statement and the Prospectus; (iv) they are responsible for establishing and maintaining internal controls; (v) they have designed such internal controls to ensure that material information relating to the Company, the Bank and the Subsidiaries is made known to them;
(vi) they have evaluated the effectiveness of their internal controls; and (vii) they have disclosed to _________ and the audit committee (A) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's and the Bank's ability to record, process, summarize, and report financial data, and have identified for the Company's and the Bank's auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's and the Bank's internal controls.

      (f) At the time of the execution of this Agreement, the Agent shall have received from Grant Thornton LLP a letter dated such date, in form and substance satisfactory to the Agent, to the effect that (i) they are independent public accountants with respect to the Company, the Bank, the Subsidiaries, First Colonial and its subsidiaries within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants, the Securities Act and the Securities Act Regulations and the Conversion Regulations and they are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act;
(ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) based upon limited procedures as agreed upon by the Agent and Grant Thornton LLP set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Bank and its subsidiaries and First Colonial and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Regulations and the Conversion Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts of net interest income and net income set forth under "Selected Consolidated Financial and Other Data of Keystone" and "Selected Consolidated Financial and Other Data of First Colonial Group, Inc." in the Registration Statement and Prospectus do not agree with the amounts set forth in unaudited consolidated financial statements as of and for the dates and periods presented under such captions or such amounts were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) at a specified date not more than five days prior to the date of this Agreement, there has been any increase in the consolidated long term or short term debt of the Bank and the Subsidiaries or any decrease in consolidated total assets, the allowance for loan losses, total deposits or net worth of the Bank and the Subsidiaries, in each case as compared with the amounts shown in the March 31, 2003 balance sheet included in the Registration Statement, (D) at a specified date not more than five days prior to the date of this Agreement, there has been any increase in the consolidated long term or short term debt of First Colonial and its subsidiaries or any decrease in consolidated total assets, the allowance for loan losses, total deposits or stockholder's equity of First Colonial and its subsidiaries, in each case as compared with the amounts shown in the March 31, 2003 balance sheet included in the Registration Statement, (E) during the period from December 31, 2002 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Bank and the Subsidiaries, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur, or (F) during the period from December 31, 2002 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of First Colonial and its subsidiaries, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur, and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and the Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company, the Bank and the Subsidiaries and of First Colonial and its subsidiaries identified in such letter.

      (g) At Closing Time, the Agent shall have received from Grant Thornton LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

      (h) At Closing Time, the Securities shall have been approved for listing on the Nasdaq National Market upon notice of issuance.

      (i) At Closing Time, the Agent shall have received a letter from R.P. Financial, dated as of the Closing Time, confirming its appraisal.

      (j) At Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities and the Foundation Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities and Foundation Shares as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

      (k) At any time prior to Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on either the American Stock Exchange, the New York Stock Exchange or the Nasdaq Stock Market shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal or New York authorities.

      SECTION 6. INDEMNIFICATION.

      (a) The Company and the Bank, jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and its respective partners, directors, officers, employees and agents as follows:

      (i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the Reorganization (including the establishment of the Foundation and the contribution of the Foundation Shares thereto by the Company) or any action taken by the Agent where acting as agent of the Company or the Bank or otherwise as described in Section 2 hereof; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense found in a final judgment by a court of competent jurisdiction to have resulted primarily from the bad faith, willful misconduct or gross negligence of the Agent seeking indemnification hereunder.

      (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Proxy Statement or Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

      (iii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company or the Bank, which consent shall not be unreasonably withheld; and

      (iv) from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any claim pending or threatened whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that the indemnification provided for in this paragraph (a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading which was made in reliance upon and in conformity with the Agent Information. Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) shall not apply to the Bank to the extent that such indemnification by the Bank would constitute a covered transaction under Section 23A of the Federal Reserve Act.

      (b) The Agent agrees to indemnify and hold harmless the Company, the Bank, their directors and trustees, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

      (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceeding is commenced) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

      (d) The Company and the Bank also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Bank, the Company, its security holders or the Bank's or the Company's creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Agent's bad faith, willful misconduct or gross negligence.

      (e)   In addition to, and without limiting, the provisions of Section
(6)(a)(iv) hereof, in the event that the Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any of its partners, directors, officers, employees or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, the Bank, the Agent or any of its respective affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, the Company and the Bank jointly and severally agree to reimburse the Agent or such other person for all reasonable and necessary out-of-pocket expenses incurred by it or them in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent in an amount to be mutually agreed upon.

      SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Bank and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company or the Bank and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the Company and the Bank are jointly and severally responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company and the Bank on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the Company and the Bank on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company, each trustee of the Bank, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Bank within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Company and the Bank. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

      SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company or the Bank submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities.

      SECTION 9. TERMINATION OF AGREEMENT.

      (a) The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company or the Bank, or the Company, the Bank and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, (iii) if trading generally on the Nasdaq Stock Market, the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities, (iv) if any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled; (v) if there shall have been such material adverse change in the condition or prospects of the Company or the Bank or the prospective market for the Company's securities as in the Agent's good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities; (vi) if, in the Agent's good faith opinion, the price for the Securities established by the Company and the Bank is not reasonable or equitable under then prevailing market conditions, or (vii) if the Conversion is not consummated on or prior to ______, 200___.

      (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Sections 2 and 4 hereof relating to the reimbursement of expenses and except that the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

      SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent at 919 Third Avenue, 6th Floor, New York, New York 10022, attention of Catherine A. Lawton, General Counsel, facsimile number
(212) 466-7711; notices to the Company and the Bank shall be directed to either of them at Keystone Savings Bank, 90 Highland Avenue, Bethlehem, Pennsylvania 18017, attention of _____________, facsimile number (___) _____________.

      SECTION 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Agent, the Company and the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company and the Bank and their respective successors and the controlling persons and partners, and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company and the Bank and their respective successors, and said controlling persons and partners and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

      SECTION 12. ENTIRE AGREEMENT; AMENDMENT. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except for the engagement letter dated March 12, 2003, by and between the Agent and the Company and the Bank, relating to the Agent's providing conversion agent services to the Company and the Bank in connection with the Conversion. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

      SECTION 13. GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof. Unless otherwise noted, specified times of day refer to Eastern time.

      SECTION 14. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      SECTION 15. HEADINGS. Sections headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

                            [Signature page follows]

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent, the Company and the Bank in accordance with its terms.

                                             Very truly yours,

                                             KNBT BANCORP, INC.

                                             By:
                                                   -----------------------------
                                             Title:

                                             KEYSTONE SAVINGS BANK

                                             By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

SANDLER O'NEILL & PARTNERS, L.P.

By:  Sandler O'Neill & Partners Corp.,
     the sole general partner

By:
     ---------------------------------
     Name:
     Title:

                                                                       EXHIBIT D

                               KNBT BANCORP, INC.

                                20,201,188 SHARES

                         (MAXIMUM OFFERED IN CONVERSION)

                                  COMMON STOCK
                           (PAR VALUE $0.01 PER SHARE)

                           SELECTED DEALER'S AGREEMENT

                                August ___, 2003

      We have agreed to assist KNBT Bancorp, Inc. (the "Company") in connection with the offer and sale of shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company, to be issued in connection with the conversion of Keystone Savings Bank, a Pennsylvania chartered savings bank (the "Bank"), from mutual to stock form. The Company in connection with its plan to effect such conversion, offered 20,201,188 Shares for subscription by certain of the Bank's depositors, the Bank's employee stock ownership plan and the Company's and the Bank's directors, officers and employees who are not eligible depositors in a subscription offering, and certain members of the general public in a concurrent direct community offering. The Shares which were not subscribed for pursuant to such subscription and direct community offerings are being offered to the public in a syndicated community offering (the "Syndicated Community Offering") in accordance with the conversion regulations of the Pennsylvania Department of Banking (the "Department of Banking") and the Federal Deposit Insurance Corporation (the "FDIC"). The Shares, the bases on which the number of Shares to be issued may change, and certain of the terms on which they are being offered are more fully described in the enclosed Prospectus (the "Prospectus").

      We are offering to Selected Dealers (of which you are one) the opportunity to participate in the solicitation of offers to buy the Shares in the Syndicated Community Offering and we will pay you a fee in the amount of _____________ percent (____%) of the dollar amount of the Shares sold on behalf of the Company by you. The number of Shares sold by you shall be determined based on the authorized designation of your firm on the order form or forms for such Shares accompanying the funds transmitted for payment therefor (whether in the form of a check payable to the Bank or a withdrawal from an existing account at the
Bank) to the special account established by the Company for the purpose of holding such funds. It is understood, of course, that payment of your fee will be made only out of compensation received by us for the Shares sold on behalf of the Company by you, as evidenced in accordance with the preceding sentence. The Bank has requested us to invite you to become a "Sponsoring Dealer," that is, a Selected Dealer who solicits offers which result in the sale on behalf of the Bank of at least 12,983,750 Shares. You may become a

Sponsoring Dealer (subject to your fulfillment of the requirement in the preceding sentence) by checking the box on the confirmation at the end of this letter. If you become a Sponsoring Dealer, you shall be entitled to an additional fee in the amount of _______ percent (______%) of the dollar amount of the Shares sold on behalf of the Company by you as evidenced in the manner set forth above.

      Each order form for the purchase of Shares must set forth the identity, address and tax identification number of each person ordering Shares regardless of whether the Shares will be registered in street name or in the purchaser's name. Such order form should clearly identify your firm.

      As soon as practicable after all the Shares are sold, we will remit to you, out of our compensation as provided above, the fees to which you are entitled hereunder, including your Sponsoring Dealer fee.

      This offer is made subject to the terms and conditions herein set forth and is made only to Selected Dealers which are (i) members in good standing of the National Association of Securities Dealers, Inc. ("NASD") which agree to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation With Respect to Free-Riding and Withholding and Rule 2740 of the NASD's Conduct Rules, or (ii) foreign dealers not eligible for membership in the NASD which agree (A) not to sell any Shares within the United States, its territories or possessions or to persons who are citizens thereof or residents therein and (B) in making other sales to comply with the above-mentioned NASD Interpretation, Rules 2730, 2740 and 2750 of the above-mentioned Conduct Rules as if they were NASD members and Rule 2420 of such Conduct Rules as it applies to non-member brokers or dealers in a foreign country.

      Orders for Shares will be strictly subject to confirmation and we, acting on behalf of the Company, reserve the right in our absolute discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any other person is authorized by the Company, the Bank or by us to give any information or make any representations other than those contained in the Prospectus in connection with the sale of any of the Shares. No Selected Dealer is authorized to act as agent for us when soliciting offers to buy the Shares from the public or otherwise. No Selected Dealer shall engage in any transaction prohibited by Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Common Stock during the offering.

      We and each Selected Dealer assisting in selling Shares pursuant hereto agree to comply with the applicable requirements of the Exchange Act and applicable rules and regulations issued by the Board of Governors of the Federal Reserve System and the National Association of Securities Dealers, Inc. In addition, we and each Selected Dealer confirm that the Securities and Exchange Commission (the "Commission") interprets Rule 15c2-8 promulgated under the Exchange Act as requiring that a prospectus be supplied to each person who is expected to receive a confirmation of sale 48 hours prior to delivery of such person's order form.

      We and each Selected Dealer further agree to the extent that our customers desire to pay for Shares with funds held by or to be deposited with us, in accordance with the interpretation of the Commission of Rule 15c2-4 promulgated under the Exchange Act either (a) upon receipt of an executed order form or direction to execute an order form on behalf of a customer to forward the syndicated community offering price for the Shares ordered on or before 12:00 noon on the business day following receipt or execution of an order form by us to the Bank for deposit in a segregated account or (b) to solicit indications of interest in which event (i) we will subsequently contact any customers indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute an order form on their behalf, (ii) we will mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation,
(iii) we will debit accounts of such customers on the fifth business day (the "debit date") following receipt of the confirmation referred to in (i), and (iv) we will forward completed order forms together with such funds to the Bank on or before 12:00 noon on the next business day following the debit date for deposit in a segregated account. We acknowledge that if the procedure in (b) is adopted, our customer's funds are not required to be in their accounts until the debit date. We and each Selected Dealer further acknowledge that, in order to use the foregoing "sweep arrangements," we comply with the net capital requirements for broker/dealers under Rule 15c3-1(a)(1) of the Exchange Act.

      Unless earlier terminated by us, this Agreement shall terminate 45 full business days after the date hereof, but may be extended by us for an additional period or periods not exceeding 30 full business days in the aggregate. We may terminate this Agreement or any provisions hereof at any time by written or telegraphic notice to you. Of course, our obligations hereunder are subject to the successful completion of the offering, including the sale of all of the Shares.

      You agree that at any time or times prior to the termination of this Agreement you will, upon our request, report to us the number of Shares sold on behalf of the Company by you under this Agreement.

      We shall have full authority to take such actions as we may deem advisable in respect to all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement.

      Upon application to us, we will inform you as to the states in which we believe the Shares have been qualified for sale under, or are exempt from the requirements of, the respective "blue sky" laws of such states, but we assume no responsibility or obligation as to your rights to sell Shares in any state.

      Additional copies of the Prospectus and any supplements thereto will be supplied in reasonable quantities upon request.

      Any notice from us to you shall be deemed to have been duly given if mailed, telephoned or telegraphed to you at the address to which this Agreement is mailed.

      This Agreement shall be construed in accordance with the laws of the State of New York.

      Please confirm your agreement hereto by signing and returning the confirmation accompanying this letter at once to us at Sandler O'Neill & Partners, L.P., 919 Third Avenue, 6th Floor, New York, New York 10022. The enclosed duplicate copy will evidence the agreement between us.

                                          Very truly yours,

                                          SANDLER O'NEILL & PARTNERS, L.P.

                                          By:  Sandler O'Neill & Partners Corp.,
                                               the sole general partner


                                          By:
                                               ---------------------------------
                                          Name:
                                          Title:

CONFIRMED AND ACCEPTED
as of the date first above written:

[NAME OF SELECTED DEALER]


By:
    --------------------------------
    Name:
    Title: